Exhibit 99.1

IDEXX Laboratories Announces Third Quarter Results

  Achieves third quarter revenue growth of 4% reported and 8% organic, driven by CAG Diagnostics recurring revenue growth of 5% reported and 9% organic, building on high prior year growth
  Continued strong demand for diagnostic services and excellent commercial execution support record third quarter premium instrument placements, driving 14% growth in global premium instrument installed base
  Delivers EPS of $2.15, an increase of 6% as reported and 13% on a comparable basis supported by operating margin expansion of 120 basis points as reported and 100 basis points on a comparable basis
  Adjusts 2022 revenue guidance to 3.5% - 4.5% growth as reported and 6.5% - 7.5% organic. At midpoint, reflects consistent reported revenue outlook as solid organic growth trends offset updated foreign exchange impacts
  Updated EPS outlook of $7.74 - $7.98 reflects consistent operational outlook at midpoint, supported by strong second half comparable operating profit gains, and incorporates $0.05 combined impact from updated foreign currency exchange rate and interest rate projections

WESTBROOK, Maine, Nov. 1, 2022 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced third quarter results and an update on U.S. companion animal diagnostics trends.

Third Quarter Results

The Company reports revenues of $842 million for the third quarter of 2022, a 4% increase as reported and 8% organically, driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 5% reported and 9% organic, building on strong prior year performance. Results were supported by 10% reported and organic growth in U.S. CAG Diagnostics recurring revenues, reflecting continued benefits from strong IDEXX execution. Continued high companion animal sector demand and benefits from IDEXX innovation and commercial engagement drove record global premium instrument placements, which increased 10% compared to the prior year period. Veterinary software, services and diagnostic imaging systems revenue grew 14% as reported and 15% organically, supported by record quarterly placements of software solutions and a continued shift to cloud-based products. Overall revenue gains in the quarter were also supported by Water revenue growth of 7% reported and 12% organic.

Third quarter earnings per diluted share ("EPS") were $2.15, an increase of 6% as reported and 13% on a comparable basis, reflecting solid gross margin gains and controlled operating expense growth. EPS results included $0.08 per share negative impact from currency changes and no impact from tax benefits related to share-based compensation.

"Thanks to excellent execution by teams across the organization, IDEXX drove continued solid organic growth off elevated prior year levels in the third quarter," said Jay Mazelsky, President and Chief Executive Officer. "Record premium instrument placements in the quarter and gains across our business segments were supported by decades of innovation and strong customer engagement. By advancing our strategic priorities, IDEXX continues to help veterinarians deliver high standards of care in an efficient way as we pursue enduring growth aligned to the long-term global opportunity for companion animal diagnostics."

Companion Animal Diagnostics Trends Update

Continued elevated demand for companion animal healthcare supported solid gains in CAG diagnostic products and services. Average U.S. diagnostics revenue per practice grew 7% on a same-store basis in the third quarter, faster than 4% growth in overall clinic revenues. U.S. same-store clinical visits at veterinary practices declined 2.4%, a modest improvement compared to the prior quarter. Growth for pet healthcare including diagnostics has increased significantly from pre-pandemic levels reflecting compound annual growth of approximately 2.5% in clinical visits and 11% in same-store diagnostics revenues for the U.S. compared to the third quarter of 2019.

Additional U.S. companion animal practice key metrics are available in the Q3 2022 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Third Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 4% reported and 8% organic for the quarter, supported by CAG Diagnostics recurring revenue growth of 5% on a reported basis and 9% organically. Continued solid growth was achieved across IDEXX's testing modalities, building off high levels in the prior year period. Record premium instrument placements were 10% higher than the prior year period, driving a 14% year-over-year increase in the global premium instrument installed base.

  IDEXX VetLab® consumables generated 4% reported and 9% organic revenue growth, with solid organic gains across U.S. and international regions supported by benefits from an expanded global premium instrument installed base.
  Reference laboratory diagnostic and consulting services generated 5% reported and 8% organic revenue growth, driven by strong gains in the U.S., which were moderated by modest organic revenue growth in international regions, reflecting pressure on same-store clinical visit growth in Europe — including macro-economic impacts.
  Rapid assay products revenues grew 5% as reported and 7% organically, supported by net price gains.

Veterinary software, services and diagnostic imaging systems revenues grew 14% as reported and 15% organically, supported by double-digit organic gains in recurring software and digital imaging revenues. Strong demand for cloud-based products continues to support momentum in software solution placements and customer gains.

Water

Water revenues grew 7% on a reported basis and 12% on an organic basis for the quarter, reflecting solid volume growth across U.S. and international regions and benefits from net price gains.

Livestock, Poultry and Dairy ("LPD")

LPD revenues declined 2% as reported and grew 7% on an organic basis for the quarter, benefiting from growth in herd health screening revenues and improved results in China.

Gross Profit and Operating Profit

Gross profits increased 7% as reported and 10% on a comparable basis. Gross margin of 60.2% increased 180 basis points as reported and 120 basis points on a comparable basis. Benefits from net price gains, lab productivity initiatives and improvement in software service gross margins offset select inflationary effects.

Operating margin was 29.1% in the quarter, 120 basis points higher than the prior year as reported and 100 basis points higher on a comparable basis, reflecting gross margin gains and controlled year-over-year operating expense growth of 6% as reported and 9% on a comparable basis. As planned, operating expense growth was in line with revenue gains as we prioritized investments and gained leverage from prior commercial investments.

2022 Growth and Financial Performance Outlook

The Company is updating its full-year revenue growth outlook to 3.5% - 4.5% as reported and 6.5% - 7.5% organically. The narrowed organic revenue growth range reflects solid third quarter performance and a fourth quarter outlook consistent with prior guidance. Updated foreign exchange projections will reduce reported revenue by $10 million, compared to the prior outlook, as a stronger U.S. dollar is now projected to reduce full-year reported growth by approximately 4%. The updated outlook includes full-year CAG Diagnostics recurring revenue growth of 4% - 5% as reported and 7.5% - 8.5% organically, supported by continued benefits from strong IDEXX execution including additional second half price gains.

The Company updated its full-year reported operating margin outlook to 26.3% - 26.8%, reflecting consistent expectations for operating margin performance on a comparable basis and an estimated ~ 10 basis points in year-over-year net margin impact from updated foreign currency exchange rate estimates.

The Company's EPS outlook of $7.74 - $7.98 reflects an adjustment of $0.05 at midpoint, including $0.01 of negative impact from higher projected interest rates and $0.04 of negative impact related to the strengthening U.S. dollar.

The following table provides the Company's updated outlook for annual key financial metrics in 2022:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2022

Revenue	$3,325	-	$3,365
Reported growth	3.5%	-	4.5%
Organic growth	6.5%	-	7.5%
CAG Diagnostics Recurring Revenue Growth
Reported growth	4%	-	5%
Organic growth	7.5%	-	8.5%
Operating Margin	26.3%	-	26.8%
Operating margin expansion	(270 bps)	-	(220 bps)
Impact of foreign exchange	~ 10 bps
Comparable margin expansion	(280 bps)	-	(230 bps)
Impact of discrete in-license of technology	(230 bps)
EPS	$7.74	-	$7.98
Reported growth	(10%)	-	(7%)
Comparable growth	(4%)	-	(1%)
Other Key Metrics
Net interest expense	~ $39
Share-based compensation tax benefit	~ $8
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	21.5%	-	22%
Share-based compensation EPS impact	~ $0.10
Reduction in average shares outstanding	~ 2%
Operating Cash Flow	85% - 90% of net income
Free Cash Flow	60% - 65% of net income
Capital Expenditures	~ $165

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2022 and preliminary estimates for 2023.

Go-Forward Foreign Currency Exchange Rate Assumptions	2022

In U.S. dollars
euro	$0.96
British pound	$1.09
Canadian dollar	$0.72
Australian dollar	$0.62
Relative to the U.S. dollar
Japanese yen	¥148
Chinese renminbi	¥7.26
Brazilian real	R$5.28

Estimated Foreign Currency Exchange Rate Impacts	2022	2023

Revenue growth rate impact	(~ 4%)	(~ 3%)
CAG Diagnostics recurring revenue growth rate impact	(~ 4%)	(~ 3%)
Operating margin growth impact	~ 10 bps	(~ 70 bps)
EPS impact	(~ $0.25)	(~ $0.45)
EPS growth impact	(~ 3%)	(~ 6%)

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its third quarter 2022 results and management's outlook. To participate in the conference call, dial 1-866-374-5140 or 1-404-400-0571 and reference pin 55765567. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs more than 10,000 people and offers solutions and products to customers in more than 175 countries. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "2022 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected effective tax rates, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and facilitates comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted third quarter 2022 results as follows: decreased gross profit growth by 3%, increased gross margin growth by 70 basis points, decreased operating expense growth by 3%, decreased operating profit growth by 4%, increased operating profit margin growth by 20 basis points, and decreased EPS growth by 4%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and nine months ended September 30, 2022 and refer to the 2022 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2022 and 2023 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months and nine months ended September 30, 2022. Please refer to the 2022 Growth and Financial Performance Outlook section of this earnings release for estimated full-year 2022 organic revenue growth for the Company and CAG Diagnostics recurring revenue. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to increase projected full-year 2022 revenue growth by 50 basis points and to have no impact to projected full-year 2022 CAG Diagnostics recurring revenue growth.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year	Nine Months Ended		Year-over-Year
	September 30	September 30	Change	September 30	September 30	Change
Dollar amounts in thousands	2022	2021		2022	2021
Gross Profit (as reported)	$ 506,626	$ 472,921	7%	$ 1,519,411	$ 1,433,011	6%
Gross margin	60.2%	58.4%	180 bps	59.8%	59.4%	50 bps
Less: comparability adjustments
Change from currency	(15,044)	—		(33,660)	—
Comparable gross profit growth	$ 521,670	$ 472,921	10%	$ 1,553,071	$ 1,433,011	8%
Comparable gross margin and gross margin gain (or growth)	59.5%	58.4%	120 bps	59.4%	59.4%	— bps

Operating expenses (as reported)	$ 261,798	$ 246,959	6%	$ 847,173	$ 700,174	21%
Less: comparability adjustments
Change from currency	$ (6,887)	—		$ (15,272)	—
Comparable operating expense growth	$ 268,685	$ 246,959	9%	$ 862,445	$ 700,174	23%

Income from operations (as reported)	$ 244,828	$ 225,962	8%	$ 672,238	$ 732,837	(8) %
Operating margin	29.1%	27.9%	120 bps	26.5%	30.4%	(390) bps
Less: comparability adjustments
Change from currency	(8,156)	—		(18,389)	—
Comparable operating profit growth	$ 252,984	$ 225,962	12%	$ 690,627	$ 732,837	(6) %
Comparable operating margin and operating margin gain (or growth)	28.9%	27.9%	100 bps	26.4%	30.4%	(400) bps
Amounts presented may not recalculate due to rounding.

Projected 2022 comparable operating margin expansion outlined in the 2022 Growth and Financial Performance Outlook section of this earnings release reflects projected full-year 2022 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 10 basis points.

This impact and those described in the constant currency note above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2022 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Nine Months Ended		Year-over-Year
	September 30	September 30	Growth	September 30	September 30	Growth
	2022	2021		2022	2021
Earnings per share (diluted)	$ 2.15	$ 2.03	6%	$ 5.97	$ 6.71	(11) %
Less: comparability adjustments
Share-based compensation activity	0.00	0.05		0.10	0.29
Change from currency	(0.08)	—		(0.17)	—
Comparable EPS growth	2.23	1.98	13%	6.04	6.42	(6) %
Amounts presented may not recalculate due to rounding.

Projected 2022 comparable EPS growth outlined in the 2022 Growth and Financial Performance Outlook section of this earnings release reflects adjustments including estimated positive share-based compensation activity of $0.10 and estimated negative year-over-year foreign currency exchange rate change impact of $0.25.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2022 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the nine months ended September 30, 2022 and 2021. To estimate projected 2022 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $165 million. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended September 30, 2022, we have deducted purchases of property and equipment of approximately $131 million from net cash provided from operating activities of approximately $580 million, divided by net income of approximately $670 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2022	2021	2022	2021
Revenue:	Revenue	$841,661	$810,421	$2,538,756	$2,414,270
Expenses and Income:	Cost of revenue	335,035	337,500	1,019,345	981,259
	Gross profit	506,626	472,921	1,519,411	1,433,011
	Sales and marketing	130,021	124,434	392,570	358,277
	General and administrative	83,764	82,098	243,201	226,194
	Research and development	48,013	40,427	211,402	115,703
	Income from operations	244,828	225,962	672,238	732,837
	Interest expense, net	(10,645)	(7,012)	(25,481)	(22,066)
	Income before provision for income taxes	234,183	218,950	646,757	710,771
	Provision for income taxes	53,245	43,772	139,875	128,698
Net Income:	Net income	180,938	175,178	506,882	582,073
	Less: Noncontrolling interest in subsidiary's earnings	—	(57)	—	(1)
	Net income attributable to stockholders	$180,938	$175,235	$506,882	$582,074
	Earnings per share: Basic	$2.17	$2.06	$6.04	$6.82
	Earnings per share: Diluted	$2.15	$2.03	$5.97	$6.71
	Shares outstanding: Basic	83,247	85,123	83,855	85,325
	Shares outstanding: Diluted	84,113	86,511	84,858	86,712

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2022	2021	2022	2021
Operating Ratios	Gross profit	60.2%	58.4%	59.8%	59.4%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	25.4%	25.5%	25.0%	24.2%
	Research and development expense	5.7%	5.0%	8.3%	4.8%
	Income from operations[1]	29.1%	27.9%	26.5%	30.4%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended
		September 30, 2022	Percent of Revenue	September 30, 2021	Percent of Revenue

Revenue:	CAG	$764,990		$732,495
	Water	40,840		38,143
	LPD	28,452		29,126
	Other	7,379		10,657
	Total	$841,661		$810,421

Gross Profit:	CAG	$456,334	59.7%	$423,871	57.9%
	Water	29,406	72.0%	26,694	70.0%
	LPD	17,462	61.4%	16,848	57.8%
	Other	3,424	46.4%	5,508	51.7%
	Total	$506,626	60.2%	$472,921	58.4%

Income from Operations:	CAG	$221,454	28.9%	$201,947	27.6%
	Water	$19,924	48.8%	$17,599	46.1%
	LPD	$4,480	15.7%	$3,600	12.4%
	Other	($1,030)	(14.0) %	$2,816	26.4%
	Total	$244,828	29.1%	$225,962	27.9%

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Nine Months Ended
		September 30, 2022	Percent of Revenue	September 30, 2021	Percent of Revenue

Revenue:	CAG	$2,310,261		$2,170,857
	Water	116,406		109,374
	LPD	89,211		101,920
	Other	22,878		32,119
	Total	$2,538,756		$2,414,270

Gross Profit:	CAG	$1,371,687	59.4%	$1,277,531	58.8%
	Water	82,502	70.9%	75,906	69.4%
	LPD	54,005	60.5%	63,255	62.1%
	Other	11,217	49.0%	16,319	50.8%
	Total	$1,519,411	59.8%	$1,433,011	59.4%

Income from Operations:	CAG	$601,105	26.0%	$649,892	29.9%
	Water	54,498	46.8%	49,599	45.3%
	LPD	14,447	16.2%	24,276	23.8%
	Other	2,188	9.6%	9,070	28.2%
	Total	$672,238	26.5%	$732,837	30.4%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
	September 30, 2022	September 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$764,990	$732,495	$32,495	4.4%	(4.1%)	0.1%	8.4%
United States	530,758	484,903	45,855	9.5%	—	—	9.4%
International	234,232	247,592	(13,360)	(5.4%)	(11.8%)	0.4%	6.0%
Water	40,840	38,143	2,697	7.1%	(5.2%)	0.4%	11.8%
United States	20,940	19,216	1,724	9.0%	—	—	9.0%
International	19,900	18,927	973	5.1%	(10.8%)	0.9%	15.0%
LPD	28,452	29,126	(674)	(2.3%)	(9.2%)	—	6.9%
United States	4,452	4,177	275	6.6%	—	—	6.6%
International	24,000	24,949	(949)	(3.8%)	(10.8%)	—	7.0%
Other	7,379	10,657	(3,278)	(30.8%)	(0.1%)	—	(30.7%)
Total Company	$841,661	$810,421	$31,240	3.9%	(4.2%)	0.1%	7.9%
United States	560,292	514,343	45,949	8.9%	—	—	8.9%
International	281,369	296,078	(14,709)	(5.0%)	(11.4%)	0.4%	6.1%

	Three Months Ended
	September 30, 2022	September 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$667,309	$638,358	$28,951	4.5%	(4.2%)	0.2%	8.6%
IDEXX VetLab consumables	262,820	252,714	10,106	4.0%	(5.4%)	—	9.4%
Rapid assay products	80,542	76,974	3,568	4.6%	(1.9%)	—	6.6%
Reference laboratory diagnostic and consulting services	295,590	282,301	13,289	4.7%	(3.6%)	0.4%	8.0%
CAG Diagnostics services and accessories	28,357	26,369	1,988	7.5%	(5.9%)	—	13.4%
CAG Diagnostics capital – instruments	35,176	39,401	(4,225)	(10.7%)	(5.5%)	—	(5.2%)
Veterinary software, services and diagnostic imaging systems	62,505	54,736	7,769	14.2%	(1.1%)	—	15.3%
Net CAG revenue	$764,990	$732,495	$32,495	4.4%	(4.1%)	0.1%	8.4%

	Three Months Ended
	September 30, 2022	September 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue:	$667,309	$638,358	$28,951	4.5%	(4.2%)	0.2%	8.6%
United States	$459,077	$418,728	$40,349	9.6%	—	—	9.6%
International	$208,232	$219,630	($11,398)	(5.2%)	(12.0%)	0.5%	6.3%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$2,310,261	$2,170,857	$139,404	6.4%	(3.1%)	0.9%	8.6%
United States	1,563,150	1,415,565	147,585	10.4%	—	1.2%	9.2%
International	747,111	755,292	(8,181)	(1.1%)	(8.8%)	0.4%	7.3%
Water	116,406	109,374	7,032	6.4%	(3.5%)	0.1%	9.8%
United States	58,304	53,531	4,773	8.9%	—	—	8.9%
International	58,102	55,843	2,259	4.0%	(6.9%)	0.3%	10.6%
LPD	89,211	101,920	(12,709)	(12.5%)	(5.2%)	—	(7.3%)
United States	12,054	11,441	613	5.4%	—	—	5.4%
International	77,157	90,479	(13,322)	(14.7%)	(5.7%)	—	(9.0%)
Other	22,878	32,119	(9,241)	(28.8%)	0.5%	—	(29.2%)
Total Company	$2,538,756	$2,414,270	$124,486	5.2%	(3.2%)	0.9%	7.5%
United States	1,646,023	1,502,219	143,804	9.6%	—	1.1%	8.5%
International	892,733	912,051	(19,318)	(2.1%)	(8.2%)	0.4%	5.7%

	Nine Months Ended
	September 30, 2022	September 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$2,017,532	$1,916,938	$100,594	5.2%	(3.2%)	0.2%	8.2%
IDEXX VetLab consumables	796,072	755,158	40,914	5.4%	(4.0%)	—	9.4%
Rapid assay products	242,542	230,472	12,070	5.2%	(1.5%)	—	6.8%
Reference laboratory diagnostic and consulting services	894,795	851,757	43,038	5.1%	(2.7%)	0.4%	7.3%
CAG Diagnostics services and accessories	84,123	79,551	4,572	5.7%	(4.3%)	—	10.1%
CAG Diagnostics capital – instruments	108,400	105,645	2,755	2.6%	(4.9%)	—	7.5%
Veterinary software, services and diagnostic imaging systems	184,329	148,274	36,055	24.3%	(0.9%)	11.0%	14.3%
Net CAG revenue	$2,310,261	$2,170,857	$139,404	6.4%	(3.1%)	0.9%	8.6%

	Nine Months Ended
	September 30, 2022	September 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue:	$2,017,532	$1,916,938	$100,594	5.2%	(3.2%)	0.2%	8.2%
United States	$1,351,936	$1,239,213	$112,723	9.1%	—	0.1%	9.0%
International	$665,596	$677,725	($12,129)	(1.8%)	(8.8%)	0.5%	6.5%
[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		September 30, 2022	December 31, 2021

Assets:	Current Assets:
	Cash and cash equivalents	$99,176	$144,454
	Accounts receivable, net	388,072	368,348
	Inventories	354,975	269,030
	Other current assets	216,636	173,823
	Total current assets	1,058,859	955,655
	Property and equipment, net	612,405	587,667
	Other long-term assets, net	968,803	893,881
	Total assets	$2,640,067	$2,437,203
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$110,144	$116,140
	Accrued liabilities	405,992	458,909
	Line of credit	633,000	73,500
	Current portion of long-term debt	—	74,996
	Deferred revenue	40,809	40,034
	Total current liabilities	1,189,945	763,579
	Long-term debt, net of current portion	760,814	775,205
	Other long-term liabilities, net	213,309	208,427
	Total long-term liabilities	974,123	983,632
	Total stockholders' equity	475,999	689,992
	Total liabilities and stockholders' equity	$2,640,067	$2,437,203

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Selected Balance Sheet Information:	Days sales outstanding[1]	43.4	43.2	42.0	42.4	42.7
	Inventory turns[2]	1.3	1.5	1.6	2.0	1.9

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Nine Months Ended
		September 30, 2022	September 30, 2021

Operating:	Cash Flows from Operating Activities:
	Net income	$506,882	$582,073
	Non-cash adjustments to net income	92,271	118,261
	Changes in assets and liabilities	(229,597)	(154,752)
	Net cash provided by operating activities	369,556	545,582
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(99,609)	(87,761)
	Acquisition of intangible assets, businesses and equity investment	(46,512)	(161,166)
	Net cash used by investing activities	(146,121)	(248,927)
Financing:	Cash Flows from Financing Activities:
	Borrowings under revolving credit facilities, net	559,500	—
	Payment of senior debt	(75,000)	(50,000)
	Payments for the acquisition-related contingent consideration and holdbacks	(5,730)	(1,500)
	Repurchases of common stock	(745,691)	(502,021)
	Proceeds from exercises of stock options and employee stock purchase plans	23,257	37,428
	Shares withheld for statutory tax withholding payments on restricted stock	(10,552)	(15,501)
	Net cash used by financing activities	(254,216)	(531,594)
	Net effect of changes in exchange rates on cash	(14,497)	(3,786)
	Net decrease in cash and cash equivalents	(45,278)	(238,725)
	Cash and cash equivalents, beginning of period	144,454	383,928
	Cash and cash equivalents, end of period	$99,176	$145,203

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
Nine Months Ended
		September 30, 2022	September 30, 2021

Free Cash Flow:	Net cash provided by operating activities	$ 369,556	$ 545,582
	Investing cash flows attributable to purchases of property and equipment	(99,609)	(87,761)
	Free cash flow[1]	$ 269,947	$ 457,821

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Shares repurchased in the open market	453	274	1,764	892
Shares acquired through employee surrender for statutory tax withholding	—	1	21	29
Total shares repurchased	453	275	1,785	921

Cost of shares repurchased in the open market	$ 166,423	$ 183,315	$ 742,661	$ 510,937
Cost of shares for employee surrenders	162	515	10,552	15,501
Total cost of shares	$ 166,585	$ 183,830	$ 753,213	$ 526,438

Average cost per share – open market repurchases	$ 367.55	$ 668.33	$ 421.12	$ 572.10
Average cost per share – employee surrenders	$ 387.07	$ 688.35	$ 502.26	$ 547.90
Average cost per share – total	$ 367.56	$ 668.38	$ 422.07	$ 571.36

CONTACT: John Ravis, Investor Relations, 1-207-556-8155